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                                                                   EXHIBIT 23(A)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to or firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Engineering Animation, Inc. and to the incorporation by reference therein of our report dated January 30, 1998, with respect to the consolidated financial statements of Engineering Animation, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                              /s/  ERNST & YOUNG LLP


Minneapolis, Minnesota

August 20, 1998